Exhibit 10.3.3

UNIVISION COMMUNICATIONS INC.

2004 PERFORMANCE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [                  , 2006] by and between Univision Communications Inc., a Delaware corporation (the “Corporation”), and [                            ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Univision Communications Inc. 2004 Performance Award Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of restricted stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.              Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.              Grant.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [                  ] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.              Vesting.  Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty-five (25%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date.

4.              Continuance of Employment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

5.              Dividend and Voting Rights.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 7(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

6.              Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.              Timing and Manner of Payment.

(a)          Payment of Stock Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3, Section 8 or Section 9, the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares or other payment with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

(b)         Dividend Equivalent Rights.  Upon the payment of any Stock Unit subject to the Award pursuant to Section 7(a), the Corporation shall pay the Participant an amount in cash equal to the aggregate amount of the ordinary cash dividends (if any) paid by the Corporation on a share of its Common Stock for which the related dividend payment record date(s) occurred on or after the date the Award was granted and on or before the date such Stock Unit became vested pursuant to the terms hereof.  (The right to receive such payment is referred to herein as a “Dividend Equivalent Right”).  For purposes of clarity, no interest shall accrue with respect to the period between the dividend payment record date and the date of payment of any Dividend Equivalent Rights, and no Dividend Equivalent Rights shall be paid with respect to any Stock Units that terminate pursuant to Section 8.

8.              Effect of Termination of Employment.  The Participant’s Stock Units (and any related Dividend Equivalent Rights) shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment with the Corporation or a Subsidiary; provided, however, that if the Participant’s employment is terminated by the Corporation or a Subsidiary without Cause (as defined below) or as a result of the Participant’s death or Total Disability (as defined below), the Participant’s Stock Units, to the extent such units are not then vested, shall become fully vested as of the date of termination of the Participant’s employment and shall be paid (along with any related Dividend Equivalent Rights) in accordance with Section 7.  If the Participant is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Participant for purposes of this Agreement (unless the Participant otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event), and no accelerated vesting shall be required in such circumstances (i.e. the termination shall be treated as a termination for Cause) unless otherwise expressly provided by the Corporation in the circumstances.  If any unvested Stock Units are terminated hereunder, such Stock Units (and any related Dividend Equivalent Rights) shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).  For purposes of the Award, “Cause” shall have the meaning given to such term in any written employment agreement then in effect between the Participant and the Corporation or any of its Subsidiaries that defines such term as it relates to a termination of the Participant’s employment.  If there is no such written agreement (or if no such agreement includes such a definition), “Cause” for purposes of the Award shall mean that the Participant:

(1)                                  has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)                                  has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)                                  has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)                                  has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

9.              Adjustments Upon Specified Events.  The Administrator may accelerate payment and vesting of the Stock Units (and any related Dividend Equivalent Rights) in such circumstances as it, in its sole discretion, may determine.  In addition, upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.  No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights may be paid pursuant to Section 7(b).

10.       Tax Withholding.  Upon any payment of Dividend Equivalent Rights and/or the distribution of shares of the Common Stock in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Participant) shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

11.       Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.       Plan.  The Award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Participant agrees to be bound by the terms of the Plan and this Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13.       Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.       Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15.       Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.       Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.       Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.       Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Agreement shall be construed and interpreted consistent with that intent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

UNIVISION COMMUNICATIONS INC., a Delaware corporation	PARTICIPANT

By:
Signature
Print Name:

Its:	Print Name

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Unit Award Agreement by Univision Communications Inc., I,                                                           , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:	, 2006

Signature of Spouse

Print Name